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                                                                   EXHIBIT 10.15


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Date Prepared:___________________


                          DOCUMENT SCIENCES CORPORATION
                         PROFESSIONAL SERVICES AGREEMENT

This Agreement for Professional Services ("the Agreement") is made and entered into between ("Client") at (address) and Document Sciences Corporation, ("Document Sciences") at 6339 Paseo del Lago, Carlsbad, CA 92009.

1.  SERVICES

Document Sciences shall perform the Services specified in initial or subsequent Schedule A(s), the Statement of Work and Fee Schedule(s), and any Addendums thereto, if any, attached hereto and made a part of this Agreement.

2.  TERM

This Agreement shall become effective on the date Document Sciences accepts it and shall remain in full force and effect until terminated as provided in Paragraph 7 of this Agreement.

3.  CONSIDERATION

As consideration for Document Sciences' performance of the Services, Client shall pay the fee listed in the attached Schedule A(s), payable in accordance with the payment schedule on said attached schedule.

4.  INVOICES

a. Document Sciences will submit itemized invoices to Client for the Services performed in accordance with the provisions of Schedule A(s).

b. All invoices are due and payable within thirty days from date of receipt of invoice. Amounts not paid when due shall bear interest at the rate of 1% per month (12% per annum) until the overdue amount plus interest is paid in full.

5.  CONFIDENTIAL INFORMATION

a. Document Sciences and Client acknowledge that from time to time, certain information may be communicated by either party to the other to enable effective performance of the Services. Both parties shall treat all such information as confidential, whether or not so identified, and shall not disclose any part thereof without the prior written consent of the disclosing party. Both parties shall limit the use and circulation of such information, even within its own organization, to the extent necessary to perform the Services. The foregoing obligation of this Paragraph 5, however, shall not apply to any part of the information that: (i) has been disclosed in publicly available sources of information; (ii) is, through no fault of either party, hereafter disclosed in publicly available sources of information; (iii) is now in the possession of the other party without any obligation of confidentiality; or (iv) has been or is hereafter rightfully disclosed to the other party by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

b. Both parties agree not to disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without prior written consent of the other party.

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6.  LIMITATION OF LIABILITY

IN NO EVENT SHALL DOCUMENT SCIENCES BE LIABLE TO CLIENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ADDITION, DOCUMENT SCIENCES' LIABILITY TO CLIENT FOR DIRECT DAMAGES SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT OF MONEY ACTUALLY PAID BY CLIENT TO DOCUMENT SCIENCES UNDER THIS AGREEMENT.

7.  TERMINATION

a. Either party may terminate this Agreement for convenience upon thirty (30) days prior written notice. If Client terminates this Agreement for convenience, Document Sciences shall be entitled to compensation for unbilled hours worked in performing the Services up to the date of written notification of termination. Such hours will be billed at an hourly rate of $200.00 per hour, plus unbilled expenses of winding up the project.

b. In the event that either party fails to perform any obligation hereunder and fails to cure such non-performance within thirty (30) days following written notification of such non-performance, then the party failing to perform the obligation shall be in default hereunder and the other party may elect to terminate this Agreement as set forth in this section.

c. In the event the defaulting party under Paragraph 7.b is the Client, Document Sciences may elect to immediately terminate this Agreement by giving written notice to Client. In such event Document Sciences shall have the right to retain all sums previously paid by Client.

d. In the event the defaulting party under Paragraph 7.b is Document Sciences, Client may elect to withhold any payment then due or to become due under this Agreement until the default is cured and/or to immediately terminate this Agreement, without further liability, by giving written notice to Document Sciences.

8.  ASSIGNMENT

This Agreement is not assignable by either party hereto, and any attempt by either party to assign this Agreement or any rights, duties or obligations arising hereunder shall be void and of no effect.

9.  MISCELLANEOUS

a. No delay or failure of either party to exercise any right or remedy will operate as a waiver of such right or remedy.

b. This Agreement shall be construed in accordance with and be governed by the laws of the State of California.

c. Any notice given under this Agreement shall be in writing and sent by prepaid registered mail or certified airmail, or commercial courier service, return receipt requested. All such notices shall be deemed to have been given when received, addressed in the manner indicated below or at such other addresses as the parties may from time to time notify each other of.

    Notice to Customer:                 Notice to Document Sciences:
    ___________________________
    ___________________________         Document Sciences Corporation
    ___________________________         6339 Paseo del Lago
    ___________________________         Carlsbad, CA 92009

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d.  This Agreement is the entire agreement between Client and Document Sciences pertaining to the Services and supersedes all proposals or prior and contemporaneous agreements or understandings of Client and Document Sciences regarding the Services. CLIENT AGREES THAT ANY TERMS AND CONDITIONS CONTAINED IN ANY CLIENT PURCHASE ORDER OR OTHER ORDERING DOCUMENT SHALL HAVE NO BINDING EFFECT ON DOCUMENT SCIENCES AND WILL NOT MODIFY THIS AGREEMENT IN ANY WAY. Modification of this Agreement shall not be valid unless in writing and signed by duly authorized representatives of both parties.

e. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall constitute a single agreement.

f. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the other provisions of this Agreement or of the Agreement as a whole.

g. Document Sciences reserves the right of approval over any travel related arrangements including but not limited to flight times, accommodations, car rental, etc. in conjunction with the contracted consulting.

h. The headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

10. CHANGE CONTROL

In the event that Client desires modifications to the Services as defined in the Schedule A(s), such requests for modification must be submitted in writing and may, at the sole discretion of Document Sciences, require renegotiation of the Fee and Services.

THE INDIVIDUAL SIGNING BELOW WARRANTS HE/SHE IS AN AUTHORIZED REPRESENTATIVE OF CLIENT. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CLIENT AND ACCEPTED BY AN AUTHORIZED HEADQUARTERS REPRESENTATIVE OF DOCUMENT SCIENCES CORPORATION.

Executed:                               Accepted:

                                        DOCUMENT SCIENCES CORPORATION

Signature: _______________________      Signature: _______________________

Printed Name: ____________________      Printed Name: ____________________

Title: ___________________________      Title: ___________________________

Date: ____________________________      Date: ____________________________